FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into to be effective as of April 20, 2018, by and among HIGH WATER ETHANOL, LLC, a Minnesota limited liability company ("Borrower"), the commercial, banking or financial institutions whose signatures appear on the signature page hereto (collectively, the "Banks"), and COMPEER FINANCIAL, PCA, as successor in interest to AGSTAR FINANCIAL SERVICES, PCA, as administrative agent (the "Agent"),

RECITALS

A.Borrower, Agent and the Banks are parties to that certain Second Amended and Restated Credit Agreement dated as of January 22, 2016 (the "Credit Agreement") under which the Banks agreed to extend certain loans and to provide other financial accommodations to Borrower.

B.At the request of Borrower, the Banks have agreed, in accordance with Section 2.03(m) of the Credit Agreement, to increase the Term Revolving Commitment available under the Credit Agreement, as of the date of this Amendment, in accordance with the terms and conditions of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    Credit Agreement Amendments. As of the date of this Amendment:

a.	The following defined term, as used in the Credit Agreement and the other Loan Documents, is hereby amended, restated and replaced as follows:

"Term Revolving Loan" means the loan from the Banks to the Borrower in the amount of Twenty Million and No/100 Dollars ($20,000,000.00), pursuant to Section 2.03, subject to Section 2.03(m).

b.	Section 2,01(b) of the Credit Agreement is hereby amended and restated as follows:

(b)    Term Revolving Loan. Except as otherwise provided in Section 2.03, and subject to Section 2.03(m), the Banks agree to lend to Borrower and Borrower agrees to borrow from the Banks a Term Revolving Loan in an amount not to exceed Twenty Million and No/100 Dollar ($20,000,000.00) (the "Term Revolving Commitment").

c.	Schedule 2.01 to the Credit Agreement is hereby amended and restated as follows:

Schedule 2,01
Commitments

	Term Loan Commitment	Term Revolving Commitment	Total	Percentage Total
Compeer Financial, PCA	$12,500,000	$16,666,666.68	$29,166,666.68	83.3333%
AgCountry Farm Credit Services, PCA	$2,500,000	$3,333,333.32	$5,833,333.32	16.6666%
TOTALS:	$15,000,000.00	$20,000,000.00	$35,000,000	100%

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2.    Effect on Credit Agreement. Except as expressly amended by this Amendment, all of the terms of the Credit Agreement and the other Loan Documents shall be unaffected by this Amendment and shall remain in full force and effect. Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Banks or to affect, modify, or impair any of the rights of the Banks under the Credit Agreement,

3.    Conditions Precedent to Effectiveness of this Amendment. The obligations of the Banks hereunder are subject to the conditions precedent that Agent shall have received the following, in form and substance satisfactory to Agent:

a.	this Amendment duly executed by Borrower, the Banks and the Agent;

b.	the Third Amended and Restated Term Revolving Notes duly executed by Borrower;

c.	the Third Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement duly executed by Borrower; and

d.	all other documents, instruments, or agreements required to be delivered to Agent under the Credit Agreement and not previously delivered to Agent.

4.    Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.    The execution, delivery and performance by Borrower of this Amendment is within Borrower's power, has been duly authorized by all necessary limited liability company action, and does not contravene: (i) the articles of organization, limited liability company agreement or operating agreement of the Borrower; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.    This Amendment is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity; and

c.    All other representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are true and correct and in full force and effect; and as of the date hereof, no Default or Event of Default has occurred or is continuing under the Credit Agreement.

5.    Counterparts, It is understood and agreed that this Amendment may be executed in counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic deliver), of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

[Signature pages immediately follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

HIGHWATER ETHANOL, LLC,
a Minnesota limited liability company

/s/ Brian Kletscher
By: Brian Kletscher
Its: Chief Executive Officer

[Signature page to First Amendment to Second Amended and Restated
Credit Agreement dated as of April 20, 2018]

GPA847-0675-9775 v I

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

AS AGENT:                        AS BANK:

COMPEER FINANCIAL, PCA                COMPEER FINANCIAL, PCA

/s/ Aaron Knewtson                    /s/ Aaron Knewtson
By: Aaron Knewtson                    By: Aaron Knewtson
Its: Vice President - Food and Agribusiness         Its: Vice President - Food and Agribusiness

[Signature page to First Amendment to Second Amended and Restated
Credit Agreement dated as of April 20, 2018]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

BANK:
AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Bank

/s/ Nicole Schwartz
Name: Nicole Schwartz
Its: VP Agribusiness and Capital Markets

[Signature page to First Amendment to Second Amended and Restated
Credit Agreement dated as of April 20, 2018]

GPA847-0675-9775 v I